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 CH_DOCS\310688.3 [W97]

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2002


                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION
              --------------------------------------------------
             (Exact name of registrant as specified in its charter)


               Delaware                 0-26224               51-0317849
               --------                ---------             -----------
     (State or other jurisdiction  (Commission File          (IRS Employer
            of incorporation)           Number)            Identification No.)



        311 Enterprise Drive, Plainsboro, NJ            08536
            ------------------------------              ------
        (Address of principal executive offices)      (Zip Code)


Registrant's telephone number, including area code:      (609) 275-0500


                                 Not Applicable
                ----------------------------------------------
            (Former name or former address, if changed since last report)

Item 9.  Regulation FD Disclosure

On May 10, 2002, Stuart M. Essig, President and Chief Executive Officer and a director of Integra LifeSciences Holdings Corporation (the "Company"), entered into a sales plan pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under Rule 10b5-1, corporate insiders may adopt a prearranged plan or contract for the sale of Company securities under specified conditions and times.

Under his sales plan, Mr. Essig has authorized Adams, Harkness & Hill, Inc.
to sell on his behalf up to a total of 150,000 shares of the Company's Common Stock at a price of no less than $28.00 per share on any trading day on or after August 12, 2002. Shares of Common Stock to be sold under the sales plan are issuable to Mr. Essig under stock option agreements. The sales plan shall expire when the aggregate number of shares of Common Stock sold pursuant to the sales plan totals 150,000 shares or when earlier terminated in accordance with the sales plan.

On June 7, 2002, Zeev Hadass, Vice President of Product Development, entered into a sales plan pursuant to Rule 10b5-1 of the Exchange Act for the sale of 9,118 shares of the Company's Common Stock. Shares of Common Stock to be sold under the sales plan are issuable to Mr. Hadass under stock option agreements. Mr. Hadass' sales plan shall expire on November 30, 2002 or when earlier terminated in accordance with the sales plan. Mr. Hadass has authorized Salomon Smith Barney Inc. sell the shares on his behalf.

Except as may be required by law, the Company does not undertake to report future plans by officers or directors of the Company nor to report modifications, terminations, transactions or other activities under such plans.

The information in this Current Report on Form 8-K is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION

         Date:  August 30, 2002           /s/ Stuart M. Essig
                                          -------------------
                                          Stuart M. Essig
                                          President and Chief Executive Officer